Exhibit 99.01

Press Release+

Available for Immediate Publication: October 26, 2017

FNB Bancorp Reports Third Quarter 2017 Earnings of $0.43 Per Diluted Share

Source: FNB Bancorp (CA) (NASDAQ:FNBG)

South San Francisco, California

Website: www.fnbnorcal.com

Contacts:

Tom McGraw, Chief Executive Officer (650) 875-4864

Dave Curtis, Chief Financial Officer (650) 875-4862

FNB Bancorp (NASDAQ: FNBG), parent company of First National Bank of Northern California (the “Bank”), today announced net earnings available to common stockholders for the third quarter of 2017 of $3,311,000 or $0.43 per diluted share, compared to net earnings available to common shareholders of $2,444,000 or $0.33 per diluted share for the third quarter of 2016.

During the third quarter of 2017, our net interest income was $11.8 million, an increase of $1.4 million from the third quarter of 2016. This increase was primarily the result of an increase in the average volume of our interest earning assets outstanding coupled with an increase in our earning rate when compared to the same period in 2016.

“During the third quarter of 2017, the Company was able to grow our net loan portfolio by $20.6 million. Loan production was strong during the quarter, and the Bank had the opportunity to purchase some very seasoned, high quality, single family residential mortgage loans during the quarter. Also during the quarter, our deposit balances increased by $22.7 million, which included a $13.5 million increase in our non-interest bearing DDA accounts. The growth in both the loan and deposit portfolios was complemented with a decrease in short term FHLB borrowings of $6 million. Net interest income was helped by the fact that the adjustable rate portion of our loan portfolio has begun to reset to higher yields, in response to increases to short term rates by the Federal Open Market Committee and increases in the short term LIBOR rates. The current low rate environment has put pressure on our net interest margin, but we have added enough interest earning assets at favorable spreads that we were able to expand our net interest margin by 4 basis points during the quarter. Our net interest margin was 3.97% for the third quarter and our increased earnings coupled with a flattening yield curve have allowed our capital base to increase by $2.5 million during the quarter and increase our cash dividend payout to $0.13 per quarter. We worked hard during the third quarter to maintain our profitability while continuing to provide for our customers’ needs, providing them with the products they want delivered in an efficient and effective manner”, stated CEO Tom McGraw.

“Our total non-accrual loans balance decreased by $0.4 million during the third quarter of 2017. This decrease was the result of management efforts to reduce the levels of our non-accrual loans. We utilize a conservative underwriting approach in our loan origination process which should serve to keep problem loans at acceptable levels as we work to prudently increase the size of our loan portfolio. There was no loan provision for or recovery of loan losses during the third quarter. We continue to see strong credit characteristics within our interest earning assets and our allowance for loan losses continues to be adequate for the level of risk that management has identified in our loan portfolio”, continued Tom McGraw.

FNB Bancorp and Subsidiary
CONSOLIDATED BALANCE SHEETS	(Unaudited)
(Dollar and share amounts in thousands, except earnings per share)	As of
	September 30,
	2017	2016
ASSETS
Cash and due from banks	$23,714	$17,342
Interest-bearing time deposits with financial institutions	230	204
Securities available for sale, at fair value	360,301	358,877
Other equity securities	7,567	7,206
Loans, net of deferred loan fees and allowance for loan losses	829,100	741,407
Bank premises, equipment and leasehold improvements, net	9,417	9,918
Bank owned life insurance	16,540	16,145
Accrued interest receivable	4,804	4,544
Other real estate owned	1,471	1,346
Goodwill	4,580	4,580
Prepaid expenses	469	670
Other assets	16,421	15,309
TOTAL ASSETS	$1,274,614	$1,177,548

LIABILITIES
Deposits:
Demand, noninterest bearing	$309,753	$285,767
Demand, interest bearing	122,353	110,147
Savings and money market	482,335	491,047
Time	130,630	116,496
Total Deposits	1,045,071	1,003,457
Federal Home Loan Bank advances	85,000	37,000
Note payable	3,900	4,500
Accrued expenses and other liabilities	19,447	18,847
Total Liabilities	1,153,418	1,063,804
STOCKHOLDERS’ EQUITY
Common stock, no par value:	85,309	76,065
Retained earnings	34,655	33,123
Accumulated other comprehensive earnings, net of tax	1,232	4,556
Total Stockholders’ Equity	121,196	113,744
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,274,614	$1,177,548

FNB Bancorp and Subsidiary
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollar and share amounts in thousands, except earnings per share)
	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
INTEREST INCOME
Interest and fees on loans	$10,646	$9,301	$31,089	$28,735
Interest on dividends and securities	2,085	1,815	6,017	5,231
Interest on deposits with other financial institutions	54	6	84	37
Total interest income	12,785	11,122	37,190	34,003

INTEREST EXPENSE
Deposits	737	657	2,050	2,149
Federal Home Loan Bank advances	241	10	601	19
Interest on note payable	54	54	162	167
Total interest expense	1,032	721	2,813	2,335
NET INTEREST INCOME	11,753	10,401	34,377	31,668
(Recovery of) provision for loan losses	—	—	(140)	150
NET INTEREST INCOME AFTER (RECOVERY OF) PROVISION FOR LOAN LOSSES	11,753	10,401	34,517	31,518
NONINTEREST INCOME
Service charges	571	623	1,732	1,862
Net gain on sale of available-for-sale securities	59	140	210	381
Earnings on bank owned life insurance	103	95	293	300
Other income	239	244	759	729
Total Noninterest Income	972	1,102	2,994	3,272
NONINTEREST EXPENSES
Salaries and employee benefits	4,824	4,821	14,460	14,635
Occupancy expense	704	645	2,062	1,893
Equipment expense	436	445	1,244	1,317
Professional fees	340	298	1,221	979
FDIC assessment	90	150	310	450
Telephone, postage, supplies	321	300	943	901
Advertising expense	127	104	342	404
Data processing expense	145	147	428	479
Low income housing expense	122	71	350	213
Surety insurance	89	88	262	262
Director fees	72	72	216	216
Other real estate owned expense (recovery), net	—	—	17	(10)
Other expenses	378	372	1,076	1,210
Total Noninterest Expense	7,648	7,513	22,931	22,949
EARNINGS BEFORE PROVISION FOR INCOME TAXES	5,077	3,990	14,580	11,841
Provision for income taxes	1,766	1,546	4,829	4,382
NET EARNINGS AVAILABLE TO COMMON STOCKHOLDERS	$3,311	$2,444	$9,751	$7,459

Per Share Data:
Basic earnings per share available to common stockholders	$0.45	$0.34	$1.33	$1.03
Diluted earnings per share available to common stockholders	$0.43	$0.33	$1.29	$1.01
Cash dividends declared	$959	$738	$2,620	$2,107
Average shares outstanding	7,375	7,264	7,344	7,216
Average diluted shares outstanding	7,619	7,428	7,579	7,402
Shares outstanding as of the end of period	7,403	7,269	7,403	7,269

FNB Bancorp and Subsidiary
FINANCIAL HIGHLIGHTS
(Dollar and share amounts in thousands, except earnings per share)
	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

AVERAGE BALANCES:
Total Assets	$1,264,864	$1,159,129	$1,251,583	$1,153,889
Total Loans	820,497	740,218	819,519	741,180
Total Earning Assets	1,198,556	1,092,060	1,186,265	1,081,448
Total Deposits	1,042,106	1,014,541	1,026,003	1,017,172
Total Stockholder’s Equity	119,334	112,448	115,479	109,211

SELECTED PERFORMANCE DATA
Annualized return on average assets	1.05%	0.84%	1.04%	0.86%
Annualized return on average equity	11.10%	8.69%	11.26%	9.11%
Net interest margin (taxable equivalent)	3.97%	3.88%	3.96%	4.00%
Average loans as a percent of average deposits	78.73%	72.96%	79.87%	72.87%
Average total stockholders’ equity as a % of average total assets	9.43%	9.70%	9.23%	9.46%
Annualized common dividend payout ratio	28.96%	30.20%	26.87%	28.25%

NON-PERFORMING ASSETS				(Extracted from
(Dollars In Thousands)				audited annual
	(Unaudited)	(Unaudited)	(Unaudited)	financial statements)	(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Non-accrual loans	$6,933	$7,363	$8,444	$6,647	$6,903
Other real estate owned	1,471	1,459	1,443	1,427	1,346
Total non-performing assets	$8,404	$8,822	$9,887	$8,074	$8,249

Loan loss reserve	$10,250	$10,177	$10,144	$10,167	$10,092
Non-accrual loans/Gross loans	0.83%	0.90%	1.03%	0.84%	0.92%
Loan loss reserves/Gross loans	1.22%	1.24%	1.24%	1.28%	1.34%

FNB Bancorp and Subsidiary
CONSOLIDATED BALANCE SHEETS
(Dollar and share amounts in thousands, except earnings per share)				(Extracted from
				audited annual
	(Unaudited)	(Unaudited)	(Unaudited)	financial statements)	(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
ASSETS
Cash and due from banks	$23,714	$21,859	$25,337	$15,758	$17,342
Interest-bearing time deposits with financial institutions	230	230	205	205	204
Securities available for sale, at fair value	360,301	362,006	353,364	360,105	358,877
Other equity securities	7,567	7,567	7,211	7,206	7,206
Loans, net of deferred loan fees and allowance for loan losses	829,100	808,508	807,191	782,485	741,407
Bank premises, equipment and leasehold improvements, net	9,417	9,416	9,571	9,837	9,918
Bank owned life insurance	16,540	16,438	16,349	16,247	16,145
Accrued interest receivable	4,804	4,945	4,785	4,942	4,544
Other real estate owned	1,471	1,459	1,443	1,427	1,346
Goodwill	4,580	4,580	4,580	4,580	4,580
Prepaid expenses	469	621	768	856	670
Other assets	16,421	16,032	15,917	15,746	15,309
TOTAL ASSETS	$1,274,614	$1,253,661	$1,246,721	$1,219,394	$1,177,548

LIABILITIES
Deposits:
Demand, noninterest bearing	$309,753	$296,249	$287,029	$296,273	$285,767
Demand, interest bearing	122,353	129,435	125,643	121,086	110,147
Savings and money market	482,335	472,050	496,697	487,763	491,047
Time	130,630	124,604	115,622	114,384	116,496
Total Deposits	1,045,071	1,022,338	1,024,991	1,019,506	1,003,457
Federal Home Loan Bank advances	85,000	91,000	86,000	71,000	37,000
Note payable	3,900	4,050	4,200	4,350	4,500
Accrued expenses and other liabilities	19,447	17,546	17,198	14,224	18,847
Total Liabilities	1,153,418	1,134,934	1,132,389	1,109,080	1,063,804
STOCKHOLDERS’ EQUITY
Common stock, no par value:	85,309	85,159	84,603	84,283	76,065
Retained Earnings	34,655	32,306	29,842	27,577	33,123
Accumulated other comprehensive earnings (losses), net of tax	1,232	1,262	(113)	(1,546)	4,556
Total Stockholders’ Equity	121,196	118,727	114,332	110,314	113,744
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,274,614	$1,253,661	$1,246,721	$1,219,394	$1,177,548

FNB Bancorp and Subsidiary
CONSOLIDATED STATEMENTS OF INCOME
(Dollar and share amounts in thousands, except earnings per share)
	(Unaudited)
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
INTEREST INCOME
Interest and fees on loans	$10,646	$10,370	$10,073	$9,578	$9,301
Interest on dividends and securities	2,085	1,989	1,943	1,925	1,815
Interest on deposits with other financial institutions	54	19	11	7	6
Total interest income	12,785	12,378	12,027	11,510	11,122

INTEREST EXPENSE
Deposits	737	677	636	631	657
Federal Home Loan Bank advances	241	214	146	48	10
Interest on note payable	54	55	53	55	54
Total interest expense	1,032	946	835	734	721
NET INTEREST INCOME	11,753	11,432	11,192	10,776	10,401
Recovery of loan losses	—	(140)	—	—	—
NET INTEREST INCOME AFTER RECOVERY OF LOAN LOSSES	11,753	11,572	11,192	10,776	10,401
NONINTEREST INCOME
Service charges	571	564	597	599	623
Net gain on sale of available-for-sale securities	59	123	28	57	140
Earnings on bank owned life insurance	102	89	102	102	95
Other income	240	236	283	565	244
Total Noninterest Income	972	1,012	1,010	1,323	1,102
NONINTEREST EXPENSES
Salaries and employee benefits	4,824	4,862	4,774	4,839	4,821
Occupancy expense	704	707	651	635	645
Equipment expense	436	406	402	448	445
Professional fees	340	408	473	384	298
FDIC assessment	90	90	130	150	150
Telephone, postage, supplies	321	325	297	298	300
Advertising expense	127	107	108	120	104
Data processing expense	145	144	139	178	147
Low income housing expense	122	123	105	71	71
Surety insurance	89	89	84	85	88
Director fees	72	72	72	72	72
Other real estate owned expense, net	—	7	10	5	—
Other expenses	378	338	360	458	372
Total Noninterest Expense	7,648	7,678	7,605	7,743	7,513
EARNINGS BEFORE PROVISION FOR INCOME TAXES	5,077	4,906	4,597	4,356	3,990
Provision for income taxes	1,766	1,555	1,508	1,314	1,546
NET EARNINGS AVAILABLE TO COMMON STOCKHOLDERS	$3,311	$3,351	$3,089	$3,042	$2,444

FNB Bancorp and Subsidiary
(Dollar and share amounts in thousands, except earnings per share)
	(Unaudited) Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016

Per Share Data:
Basic earnings per share available to common stockholders	$0.45	$0.46	$0.42	$0.42	$0.34
Diluted earnings per share available to common stockholders	$0.43	$0.44	$0.41	$0.41	$0.33
Cash dividends declared	$959	$882	$780	$739	$738
Average shares outstanding	7,375	7,342	7,301	7,275	7,264
Average diluted shares outstanding	7,619	7,585	7,518	7,461	7,429
Shares outstanding as of end of period	7,403	7,362	7,311	7,280	7,269

SELECTED PERFORMANCE DATA
Annualized return on average assets	1.05%	1.07%	1.00%	1.02%	0.84%
Annualized return on average equity	11.10%	11.58%	11.24%	10.88%	8.69%
Net interest margin (taxable equivalent)	3.97%	3.93%	3.98%	3.89%	3.87%
Average loans as a percent of average deposits	78.73%	81.18%	79.73%	75.01%	72.96%
Average total stockholders’ equity as a % of average total assets	9.43%	9.21%	8.91%	9.38%	9.70%
Annualized common dividend payout ratio	28.96%	26.32%	25.25%	24.29%	30.20%

				(Extracted from
LOANS				audited annual
(Dollars in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	financial statements)	(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Real estate loans:
Construction	$49,374	$46,325	$49,490	$43,683	$38,163
Commercial	443,556	436,286	431,295	421,222	404,964
Multi family	109,396	104,373	112,911	105,963	83,944
Residential	174,000	166,610	169,373	170,523	173,441
Commercial & industrial loans	51,827	57,217	49,277	48,874	50,870
Consumer loans	11,193	8,884	6,065	3,533	1,630
Gross loans	839,346	819,695	818,411	793,798	753,012
Net deferred loan cost (fees)	4	(1,010)	(1,076)	(1,146)	(1,513)
Allowance for loan losses	(10,250)	(10,177)	(10,144)	(10,167)	(10,092)
NET LOANS	$829,100	$808,508	$807,191	$782,485	$741,407

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management’s assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by FNB Bancorp with the Securities and Exchange Commission, should be carefully considered when evaluating its business prospects. FNB Bancorp undertakes no obligation to update any forward-looking statements contained in this release.